                                                                       EXHIBIT 4

COMMON STOCK                                            COMMON STOCK
PAR VALUE $.01                               SEE REVERSE FOR CERTAIN DEFINITIONS
                                                           CUSIP

                              ROSLYN BANCORP, INC

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

                                S P E C I M E N
is the owner of:


FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $.01 PAR VALUE PER SHARE OF

                                ________________

The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record thereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. The shares represented by this Certificate are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

          IN WITNESS THEREOF, Roslyn Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


Dated:  ____________, 1996                          [SEAL]
                                President                        Secretary

                                ________________

     The shares represented by this certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit.

     The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares represented by this certificate may not be cumulatively voted on any matter. The affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, shall be required to approve certain business combinations and other transactions, pursuant to the Certificate of Incorporation or to amend certain provisions of the Certificate of Incorporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                UNIF GIFTS MIN ACT - ____________ custodian ____________
                                                                       (Cust)               (Minor)


TEN ENT - as tenants by the entireties                             under Uniform Gifts to Minors Act
                                                                         ____________________
                                                                               (State)

JT TEN - as joint tenants with right
         of survivorship and not as
         tenants in common

    Additional abbreviations may also be used though not in the above list.

For value received, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFICATION NUMBER OF TRANSFEREE

________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

_______________________________________________ shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________________________________ Attorney to
transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

DATED ________________________                __________________________________

                                             NOTICE:  THE SIGNATURE TO THIS
                                             ASSIGNMENT MUST CORRESPOND WITH THE
                                             NAME AS WRITTEN UPON THE FACE OF
                                             THE CERTIFICATE IN EVERY PARTICULAR
                                             WITHOUT ALTERATION OR ENLARGEMENT
                                             OR ANY CHANGE WHATEVER.


SIGNATURE GUARANTEED: ____________________________________________________
                      THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15